Pacific Life Funds NSAR 03-31-13
Exhibit 77H


Changes in Control of Registrant for PL Floating Rate Income Fund:

On October 17, 2012, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PL Floating Rate Income Fund. Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Floating Rate Income Fund	        6/30/2011                >25%
					10/17/2012 and after     <25%





Changes in Control of Registrant for PL Currency Strategies Fund:

On December 10, 2012, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PL Currency Strategies Fund. Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Currency Strategies Fund	       	12/7/2012                >25%
					12/10/2012 and after     <25%




Changes in Control of Registrant for PL Global Absolute Return Fund:

On December 10, 2012, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PL Global Absolute Return Fund. Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Global Absolute Return Fund	       	12/7/2012                >25%
					12/10/2012 and after     <25%




Changes in Control of Registrant for PL Precious Metals Fund:

On December 10, 2012, there was a change in control with respect to one series of the Registrant from a decrease in Pacific Life Insurance Company's percentage ownership. This decrease in ownership was a result of a reduction of shares held in the PL Precious Metals Fund. Control is determined by 25% ownership in any fund.


Fund				        Date	        Percentage Ownership

PL Precious Metals Fund	  	     	12/7/2012                >25%
					12/10/2012 and after     <25%